EXHIBIT 99.1

Whitestone REIT Announces Fourth Quarter and Year End Earnings Release and Conference Call

HOUSTON, Jan. 24, 2011 (GLOBE NEWSWIRE) -- Whitestone REIT (NYSE-AMEX:WSR) ("Whitestone"), a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located properties in established or developing culturally diverse neighborhoods, announced today that the Company will release financial results for the fourth quarter and fiscal year ended December 31, 2010 after the market closes Monday, February 28, 2011.

The Company will host a webcast and conference call for investors and other interested parties on Monday, February 28, 2011 at 5:00 p.m. (Eastern Time). The call will be hosted by James Mastandrea, President and Chief Executive Officer, and David Holeman, Chief Financial Officer.

Listen via Webcast

Interested parties can listen to the call live on the internet through the Investor Relations section of the Company's website, www.whitestonereit.com, using the News/Events – Press Releases tab. The call is also accessible via telephone by dialing 1-(877) 407-9039 for domestic participants or 1-(201) 689-8470 for international participants and entering the passcode 366099. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.

The conference call will be recorded and a telephone replay will be available through March 14, 2011, by dialing 1-(877) 870-5176 for domestic participants or 1-(858) 384-5517 for international participants and entering the passcode 366099.  Additionally, a replay of the call will be available on the Company's website until its next earnings release.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events Press Releases tab. For those without internet access, the fourth quarter 2010 earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company's Investor Relations line at (713) 435-2221.

About Whitestone REIT

Whitestone REIT (NYSE-AMEX:WSR) is a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located properties in established or developing culturally diverse neighborhoods.  Whitestone focuses on value-creation in its Centers, as it markets, leases and manages its Centers to match tenants with the shared needs of surrounding neighborhoods.  Operations are structured for providing cost-effective service to local service-oriented smaller space tenants (less than 3,000 square feet). Whitestone has a diversified tenant base concentrated on service offerings including medical, education, and casual dining. The largest of its 802 tenants comprise less than 2% of its rental revenues. Headquartered in Houston, Texas and founded in 1998, the Company is internally managed with a portfolio of commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website has links to SEC filings, news releases, financial reports and investor newsletters.

The Whitestone REIT logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7293

Forward-Looking Statements

Statements included herein that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, which by their nature, involve known and unknown risks and uncertainties. The Company's actual results, performance or achievements could differ materially from those expressed or implied by these statements. Reference is made to the Company's regulatory filings with the Securities and Exchange Commission for information or factors that may impact the Company's performance.

CONTACT: Anne Gregory, Vice President Marketing & Investor Relations
         (713) 435 2221    ir@whitestonereit.com